                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement    [_] Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              VIDEO UPDATE, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     __________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

     __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     __________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

     __________________________________________________________________________

(5)  Total fee paid:

     __________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     __________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

(3)  Filing Party:

     __________________________________________________________________________

(4)  Date Filed:

     __________________________________________________________________________

                              VIDEO UPDATE, INC.
                            3100 World Trade Center
                            30 East Seventh Street
                           St. Paul, Minnesota 55101
                                (651) 312-2222

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

                       September 27, 1999 -- 10:00 A.M.

To the Stockholders of Video Update, Inc.:

   You Are Hereby Notified that a Special Meeting of Stockholders of Video Update, Inc. (the "Company") will be held on September 27, 1999 at 10:00 A.M., at the offices of Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110, to consider and act upon the following matters:

  1. To approve amendments to the Company's Certificate of Incorporation to effect a reverse split of the Company's Class A Common Stock, $.01 par value per share (the "Common Stock"), pursuant to which a number of shares of Common Stock then outstanding between 5 and 20 will be converted into one share depending upon a final determination by the Board of Directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Board of Directors to file one such amendment; and

  2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

   The Board of Directors of the Company has fixed the close of business on August 19, 1999 as the record date for the determination of stockholders entitled to notice of and vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.

   We hope that all stockholders will be able to attend the Special Meeting in person. Whether or not you expect to attend, please be sure to sign, date and promptly return the enclosed proxy card. For your convenience, a postage-paid envelope addressed to American Stock Transfer & Trust Company, the Company's transfer agent and registrar, has been enclosed.

                                          By Order of the Board of Directors,

                                          /s/ Daniel C. Howard
                                          Daniel C. Howard
                                          Secretary

St. Paul, Minnesota

Dated: September 3, 1999

                              VIDEO UPDATE, INC.
                            3100 World Trade Center
                            30 East Seventh Street

                        St. Paul, Minnesota 55101
                                (651) 312-2222

                               ----------------

                                PROXY STATEMENT

                               ----------------

                   VOTING PROCEDURES AND GENERAL INFORMATION

   This proxy statement and the accompanying proxy are first being mailed to stockholders commencing on or about September 3, 1999. The accompanying proxy is solicited by the Board of Directors of Video Update, Inc. (the "Company" or "Video Update"), for use at the Special Meeting of Stockholders to be held on September 27, 1999, and any adjournment(s) or postponements(s) thereof (the "Special Meeting"). The cost of soliciting proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies in person, by mail, telephone, facsimile, or other electronic means without additional compensation. The Company may also hire a proxy solicitor to assist in the solicitation of proxies. The cost of such solicitor is not expected to exceed $10,000 plus out-of-pocket expenses.

   When a proxy card is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy card is signed and returned without specifying choices, the shares will be voted "FOR' Proposal 1, to amend the Company's Restated Certificate of Incorporation, and in the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the Special Meeting. The Board of Directors knows of no other matter to be presented at the Special Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Special Meeting by giving prior written notice to the Company's Secretary, by oral notice to the Company's Secretary at the Special Meeting or by submitting a later dated proxy.

   The Board of Directors of the Company (sometimes referred to herein as the "Board" or the "Board of Directors") has fixed August 19, 1999 as the record date for the Special Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Special Meeting. On the record date, there were 29,278,457 shares of the Company's Class A Common Stock, $.01 par value (the "Common Stock"), issued and outstanding and entitled to vote at the meeting. The Common Stock has one vote per share on all matters upon which stockholders may vote. The Company has no other voting securities.

   For all proposals considered at the Special Meeting, the holders of a majority of the Common Stock issued and outstanding and entitled to vote and present in person or represented by proxy, will constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority and/or abstain from voting on a proposal, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

   Assuming the presence of a quorum, the proposal to amend the Company's Restated Certificate of Incorporation must be approved by affirmative vote of two thirds of the shares of Common Stock issued and outstanding as of the record date.

   Shareholders who abstain from voting on the proposal to amend to the Company's Restated Certificate of Incorporation, and shares held in "street name" by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter are nonetheless considered outstanding shares and will have the same effect as a vote against the amendment to the Company's Restated Certificate of Incorporation.

                    OWNERSHIP OF VIDEO UPDATE COMMON STOCK

   The following table sets forth certain information as of September 1, 1999, with respect to the Company's Common Stock owned by (1) each director of the Company, (2) each "named executive officer" as defined by Item 402 of Regulation S-K, (3) all directors and executive officers of the Company as a group, and (4) each person who is known by the Company to beneficially own more than five percent of the Company's capital stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.**

                                                                Number of Shares Percentage of
                                                                  Beneficially      Shares
Name and Address Of Beneficial Owner(/1/)                          Owned(/2/)     Outstanding(/2/)
-----------------------------------------                       ---------------- -------------
Daniel A. Potter, Chairman and Chief Executive Officer(/3/)...     1,526,120          5.2%
John M. Bedard, President and Director(/4/)...................     1,111,039          3.8%
Daniel C. Howard, Chief Operations Officer and Director(/5/)..       110,315            *
Dale E. Lauwagie, Chief Financial Officer(/6/)................        25,000            *
Richard Bedard, Executive Vice President(/7/).................        75,000            *
Michael G. Schifsky, Senior Vice President(/8/)...............        95,100            *
Paul M. Kelnberger, Director(/9/).............................         6,750            *
Theodore J. Coburn, Director(/10/)............................       117,250            *
Bernard Patriacca, Director(/11/).............................         2,750            *
Wellington Management Company, LLP(/12/)......................     2,560,800          8.8%
All Directors and Executive Officers as a group
 (9 persons)
 (/2/)(/3/)(/4/)(/5/)(/6/)(/7/)(/8/)(/9/)(/10/)(/11/).........     3,069,324         10.5%

--------
*  Less than one percent (1%) of the outstanding shares of Common Stock

** Does not include 1,048,000 shares beneficially owned by Farnam Street
   Partners, L.P., representing 3.6% of the Company's Common Stock, as reported in a Schedule 13G/A filed with the Commission on June 9, 1999.

(1) The address of Messrs. Potter, John Bedard, Howard, Lauwagie, Richard Bedard, Schifsky, Coburn, Kelnberger and Patriacca is c/o Video Update, Inc. 3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(2) For the purposes of this table, shares of Common Stock which, to the Company's knowledge, an individual or group has a right to acquire within sixty (60) days upon the exercise of options or warrants, are deemed outstanding for the purposes of computing the number and percentage of shares beneficially owned by such individual or group. Such shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned by any other individual or group shown in the table. This table does not include an approximate aggregate amount of 32,580 shares of Common Stock held by the executive officers of the Company through the Company's 401(k) plan.

(3) Includes an aggregate of 200,000 shares of Common Stock issuable on exercise of various stock options. Includes an aggregate of 36,947 shares of Common Stock held in custodial accounts for Mr. Potter's children. Excludes an aggregate of 100,000 shares of Common Stock issuable upon the exercise of various stock options that have not yet vested. Does not include 26,250 shares of Common Stock owned by Mr. Potter's father, in which Mr. Potter disclaims beneficial ownership.

(4) Includes an aggregate of 110,000 shares of Common Stock issuable on exercise of various stock options. Includes 39,515 shares of Common Stock held by Mr. Bedard's mother, but subject to a voting trust of which Mr. Bedard is a trustee. Excludes an aggregate of 55,000 shares of Common Stock issuable upon the exercise of stock options that have not yet vested.

(5) Includes an aggregate of 77,437 shares of Common Stock issuable upon the exercise of various stock options. Excludes an aggregate of 16,063 shares of Common Stock issuable upon the exercise of various stock options that have not yet vested.

(6) Excludes an aggregate of 90,000 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(7) Includes an aggregate of 63,000 shares of Common Stock issuable upon the exercise of various stock options that have vested. Excludes an aggregate of 54,000 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(8) Includes an aggregate of 90,100 shares of Common Stock issuable upon the exercise of various stock options that have vested. Excludes an aggregate of 41,900 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(9) Includes an aggregate of 6,750 shares of Common Stock issuable upon the exercise of various stock options that have vested. Excludes an aggregate of 2,250 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(10) Includes an aggregate of 117,250 shares of Common Stock issuable upon the exercise of various stock options and warrants that have vested. Excludes an aggregate of 3,500 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(11) Includes an aggregate of 2,750 shares of Common Stock issuable upon the exercise of various stock options that have vested. Excludes an aggregate of 3,250 shares of Common Stock issuable upon the exercise of stock options that have not vested.

(12) Includes 1,310,000 shares of Common Stock of which the beneficial owner has shared voting power and 2,560,800 shares of Common Stock of which the beneficial owner has shared dispositive power. The information with respect to the beneficial owner has been taken from the beneficial owner's Schedule 13G/A filed with the Commission on February 10, 1999.

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

                          (Proposal 1 On Proxy Card)

                     Approval to Amend the Company's
                   Restated Certificate of Incorporation to
                         effect a Reverse Stock Split

   The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, proposed amendments to the Company's Restated Certificate of Incorporation (the "Proposed Amendment") to effect a reverse split of the Company's Common Stock, pursuant to which a number of shares of Common Stock between 5 and 20 will be automatically converted into one share without any further action on the part of the stockholders (the "Reverse Split") depending upon a final determination by the Board that a Reverse Split is in the best interests of the Company and its stockholders. The text of the resolution and Proposed Amendment for stockholder approval are set forth on Exhibit A to this Proxy Statement.

   By approving the Reverse Split, stockholders will approve amendments to the Company's Restated Certificate of Incorporation to effect a reverse stock split between one for 5 and one for 20 (not including fractions of a share) and authorize the Board to file only one such amendment and to abandon each amendment not selected by the Board. Consummation of the Reverse Split will not change the number of shares of Common Stock authorized by the Company's Restated Certificate of Incorporation, which will remain at Sixty Million (60,000,000) shares. The Reverse Split will be effective on the date that the Certificate of Amendment to the Company's Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date"). Stockholders should note that if for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Special Meeting (even if such proposal has been approved by the Stockholders).

   In lieu of issuing less than one whole share resulting from the Reverse Split to holders of an odd number of shares, the Company will determine the fair value of each outstanding share of Common Stock held on the Effective Date of the Reverse Split (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase Price will be based on the average daily closing bid price per share of the Common Stock as reported by the primary trading market for the Company's Common Stock for the ten (10) trading days immediately preceding the Effective Date. In the event the Company determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of the Common Stock, the Company may base the Fractional Share Purchase Price on the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. Stockholders who hold an odd number of shares on the Effective Date will be entitled to receive, in lieu of the less than one whole share arising as a result of the Reverse Split, cash in the amount of the relevant portion of the Fractional Share Purchase Price.

   As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock (plus the relevant portion of the Fractional Share Purchase Price, if any) into which the shares of Common Stock have been converted as a result of the Reverse Split. No cash payment will be made or new certificates issued to a stockholder until he has surrendered his outstanding certificates together with the letter of transmittal to the Company's exchange agent. See "Exchange of Stock Certificates".

   THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

Purpose of the Reverse Split

   The Company's shares of Common Stock have been listed, and have traded on the Nasdaq Stock Market ("Nasdaq") since July 27, 1994, when the Company completed its initial public offering, and such shares are currently listed and traded on the division of Nasdaq known as the Nasdaq National Market ("NNM"). The rules of the NNM require each listed company to satisfy certain alternative conditions to maintain the continued listing of securities on the NNM. Such conditions generally include alternative minimum requirements relating to the listed company's financial condition, results of operations and trading market for its securities. The Company no longer meets one of the requirements for its continued listing on NNM because the minimum bid price of the Company's shares of Common Stock does not equal or exceed $5.00 per share. The closing price of the Company's Common Stock on September 1, 1999 was $0.531 per share.

   The Company believes that if the Reverse Split is approved by the stockholders at the Special Meeting, and the Reverse Split is effectuated, the Company's shares of Common Stock will have a minimum bid price in excess of $5.00 per share, and will therefore satisfy the minimum bid price requirement. The Company believes that it can satisfy all other applicable requirements under an alternative for continued listing requiring the following: (i) a market capitalization of $50 million or a total asset and total revenue requirement of $50 million, (ii) a public float of at least 1.1 million shares, (iii) a market value of the public float of at least $15 million, (iv) at least 400 shareholders (being round lot holders of 100 shares or more), (v) at least four market makers and (vi) compliance with certain corporate governance requirements.

   If the Reverse Split is not approved by the stockholders at the Special Meeting, then it is likely the Company will not meet the NNM continued listing criteria. In such event, the Company intends to pursue listing on the Nasdaq SmallCap Market or on the American Stock Exchange ("AMEX"). No assurance can be given that the Company will meet the listing criteria for the Nasdaq SmallCap Market or AMEX. If not approved for listing on the Nasdaq SmallCap Market or on AMEX, quotes for the shares of Common Stock will likely be maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board. The delisting of the Company's Common Stock from NNM could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In addition, the Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in the securities.

   Stockholders should note that the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of the Common Stock after the Reverse Split (depending upon the amendment selected by the Board) will be from 5 to 20 times the price for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, no assurance can be given that the proposed Reverse Split will achieve the desired results that have been outlined above, nor can any assurance be given that the Reverse Split will not adversely impact the market price of the Common Stock, or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Effect of the Reverse Split

   As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any action required by the stockholders, be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by a whole number from 5 to 20 (depending upon the final determination of the Board), not including fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.01 per share following the Effective Date of the Reverse Split, and the number of shares of issued Common Stock will be reduced. Consequently, the aggregate par value of the issued Common Stock will also be reduced. In addition, the number of authorized but unissued shares of Common Stock will be increased by the Reverse Split, the issuance of which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws.

   Stockholders have no right under Delaware law or under the Company's Restated Certificate of Incorporation or Bylaws to dissent from the Reverse Split.

   The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will neither affect nor cause the Company to be eligible to terminate the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

   Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted will be decreased proportionally. The cash consideration payable per share upon exercise of the stock options will also be increased proportionally upon the consummation of the Reverse Split.

   Stockholders should note that if for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Special Meeting (even if such proposal has been approved by the Stockholders).

Exchange of Stock Certificates

   As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Stockholders will receive cash in lieu of fractional shares resulting from the Reverse Split. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

   The following descriptive summary of the material federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices, all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to themselves.

   In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive the Fractional Share Purchase Price or solely New Certificates in exchange for Old Certificates. The Company believes that because the Reverse Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Split will probably have the following federal income tax effects:

   1. A stockholder who receives solely New Certificates will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the Common Stock represented by New Certificates will be equal to the holder's basis in the Common Stock represented by Old Certificates.

   2. A stockholder who receives a portion of the Fractional Share Purchase Price as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the Fractional Share, as provided in Section 302(a) of the Code. Each affected stockholder will be required to consult such stockholder's own tax advisor for the tax effect of such redemption (i.e., exchange or dividend treatment) in light of such stockholder's particular facts and circumstances.

   3. The Reverse Split will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse Split.

                            SOLICITATION OF PROXIES

   The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person, by telephone, facsimile, or other electronic means. The Company may, in its discretion, reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

                              REVOCATION OF PROXY

   Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Special Meeting the Company's Secretary receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

   In order to be included in proxy materials for the next Annual Meeting, stockholders' proposed resolutions must be received by the Company on or before December 1, 1999. Proposals submitted after such date will be considered untimely unless otherwise permitted by applicable SEC rules and regulations and the Company's Bylaws. Stockholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended will not be considered at any meeting of stockholders. Proposals should be submitted by certified mail, return receipt requested, addressed to Daniel A. Potter, Chief Executive Officer of the Company, and must comply with the above requirements and all applicable SEC rules and regulations and the Company's Bylaws.

                                 MISCELLANEOUS

   Management does not know of any other matters which may come before this Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the person named in the accompanying proxy to vote, or otherwise act, in accordance with his judgment and discretion on such matters.

                                          By Order of the Board of Directors

                                          /s/ Daniel C. Howard
                                          Daniel C. Howard
                                          Secretary

St. Paul, Minnesota

September 3, 1999

   MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   EXHIBIT A

   RESOLVED: That the first paragraph of Article Four of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

   "4: That, upon the filing date of this Certificate of Amendment of this Restated Certificate of Incorporation (the "Effective Date"), a one-for-* reverse stock split of the Corporation's Class A Common Stock shall become effective, pursuant to which each * shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent one share of Class A Common Stock from and after the Effective Date. No fractional shares of Class A Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Class A Common Stock as determined by the Board of Directors of the Corporation.

   The total number of shares of stock which the Corporation shall have the authority to issue is Sixty-Seven Million (67,000,000) shares, Sixty Million (60,000,000) of which shall be Class A Common Stock, $.01 par value per share, Two Million (2,000,000) of which shall be Class B Common Stock, $.01 par value per share, and Five Million (5,000,000) of which shall be Preferred Stock, $.01 par value per share, amounting in the aggregate to Six Hundred Seventy Thousand and 00/100 Dollars ($670,000.00)."

   FURTHER RESOLVED: That any time prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board of Directors may abandon such amendment, or any part thereof authorizing a combination of shares of Class A Common Stock on a basis which the Board of Directors determines is not in the best interests of the Corporation and its stockholders.

--------

* By approving this amendment, stockholders will approve the combination of any number of shares of Class A Common Stock between and including 5 and 20 (not including fractions of shares) into one share. The Certificate of Amendment filed with the Delaware Secretary of State will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio.

                               VIDEO UPDATE, INC

    Proxy for Special Meeting of Stockholders to be held September 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     THE UNDERSIGNED hereby appoints Daniel A. Potter and John M. Bedard as Proxies, with full power of substitution, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of VIDEO UPDATE, INC. (the "Corporation") to be held at the offices of Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110, on September 27, 1999 at 10:00 a.m., and at any adjournment(s) or postponement(s) thereof, upon and with respect to all shares of the Class A Common Stock of the Corporation, $.01 par value per share, to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Daniel A. Potter and John M. Bedard to vote in accordance with their judgment and discretion on any and all matters which may properly come before the Special Meeting, all as indicated in the Notice of the Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned.

                (Continued and to be signed on the other side.)
--------------------------------------------------------------------------------
                                [reverse side]

     Please date, sign and mail your proxy card back as soon as possible!

             Special Meeting of Stockholders of Video Update, Inc.

                              September 27, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
[x] Please mark your
vote as in this example

(1)  Proposal to amend the Restated Certificate of     FOR    AGAINST    ABSTAIN
     Incorporation to effect a Reverse Stock Split


(2) The Proxies named above are directed to vote in their judgment and discretion as to any and all other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ITEM SET FORTH
                                                        ---
ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

     PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


_________   _________________   ______________   __________   Dated:______, 1999
Signature   Signature if Held   (Printed Name)   (Address)
            Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.